UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                          -----------------------

                                FORM 8-K12B

                               CURRENT REPORT

                   Pursuant to Section 13 OR 15(d) of
                   The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  December 3, 2014

                             FRP HOLDINGS, INC.
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          (Exact name of registrant as specified in its charter)


	   FLORIDA		0-17554		47-2449198
	   --------------	----------	---------------
	   (State or other	(Commission	(I.R.S. Employer
	   jurisdiction		File Number)	Identification No.)
	   of incorporation


200 W. Forsyth Street, 7th Floor
Jacksonville, Florida					32202
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(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (904) 396-5733

                    PATRIOT TRANSPORTATION HOLDING, INC.
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       (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K12B filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                        CURRENT REPORT ON FORM 8-K12B

                             FRP HOLDINGS, INC.

                              DECEMBER 3, 2014


                             INTRODUCTORY NOTE

    This Current Report on Form 8-K is being filed for the purpose of establishing FRP Holdings, Inc. as a "successor issuer" to Patriot Transportation Holding, Inc. pursuantn to 12g-3(a) under the Securities Exchange Act of 1934, as amended.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

    On December 3, 2014, Patriot Transportation Holding, Inc. ("Patriot") reorganized its corporate structure (the "Reorganization") to facilitate the future separation of the transportation business from the real estate business. As a result of the reorganization, Patriot became a wholly-owned subsidiary of FRP Holdings, Inc., a Florida corporation (the "Company"). The Reorganization was completed pursuant to Section 607.11045 of the Florida Business Corporation Act ("FBCA") in accordance with the terms of an Agreement and Plan of Merger, dated December 3, 2014 (the "Merger Agreement") by and among Patriot, the Company and Patriot Merger Sub, Inc. ("Merger Sub"). Section 607.11045 of the FBCA provides for the formation of a holding company without a vote of the shareholders of the constituent corporations.

    To effect the Reorganization, Patriot formed the Company as a wholly-owned subsidiary, which in turn formed Merger Sub as its wholly-owned subsidiary. Pursuant to the Merger Agreement, Merger Sub merged with and into Patriot
(the "Merger") with Patriot being the surviving entity. As a result, the separate corporate existence of Merger Sub ceased and Patriot became a direct, wholly-owned subsidiary of the Company.

    Pursuant to the Merger Agreement and as a result of the Merger:

 * all issued and outstanding shares of Patriot common stock were converted into shares of the Company's common stock, on a one-for-one basis;

 * the articles of incorporation and bylaws of the Company immediately after the effective time of the Merger were substantially identical to the charter and bylaws of Patriot immediately prior to the effective time of the Merger;

 * the Articles of Incorporation of Patriot were amended by the addition of the following new ARTICLE XV:

    "In accordance with Section 607.11045 of the Florida Business Corporation Act, any act or transaction by or involving the corporation which requires for its adoption under the Florida Business Corporation Act or these Articles of Incorporation the approval of the shareholders of the corporation must also be approved by the shareholders of FRP Holdings, Inc., or any successor by merger, by the same vote as required by the Florida Business Corporation Act or these Articles of Incorporation."

 * the directors of Patriot immediately prior to the effective time of the Merger became the directors of the Company at the effective time of the Merger; and

 *  Patriot retained all of its liabilities.


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    It is intended that the Merger will qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and, as a result, the shareholders of Patriot will not recognize gain or loss for United States federal income tax purposes.

    The business, management and directors of the Company, and the rights and limitations of the holders of common stock of the Company immediately following the Merger are identical to the business, management and directors of Patriot, and the rights and limitations of holders of Patriot common stock immediately prior to the Merger.

    In connection with the Reorganization, the Company assumed and agreed to perform all of Patriot's obligations under Patriot's 2000 Stock Option Plan and 2006 Stock Incentive Plan (the "Equity Plans"). The agreements and plans of Patriot assumed by the Company in the Reorganization were each amended as necessary to provide that references to Patriot in such agreements and plans shall be read to refer to the Company. In addition, Patriot and the Company entered into an Omnibus Amendment to the Equity Plans in connection with the assumption by the Company of the Equity Plans and related agreements.

    Upon consummation of the Merger, the Company's common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Company is the successor issuer to Patriot.

    In accordance with Rule 414 under the Securities Act of 1933, as amended, the Company adopted, as successor registrant, Patriot's Registration Statements on Forms S-8 denoted by File Nos. 333-55132, 333-160386, 333-131475 and 333-125099.

    The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits

Exhibit
Number      Description

2.1* Agreement and Plan of Merger by and among FRP Holdings, Inc., Patriot Transportation Holding, Inc., and Patriot Merger Sub, Inc., dated as of December 3, 2014

10.1* Assignment and Assumption Agreement, dated as of December 3, 2014, between FRP Holdings, Inc. and Patriot Transportation Holding, Inc.

10.2* Omnibus Amendment to the Patriot Transportation Holding, Inc. 2000 Stock Option Plan, as amended, and the Patriot Transportation Holding, Inc. 2006 Stock Incentive Plan, as amended (collectively, the "Equity Plans") and their Related Stock Option Agreements

* Filed herewith.

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                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


				FRP HOLDINGS, INC.



Date:  December 3, 2014	        By:  /s/ John D. Milton, Jr.
      				-------------------------------------------
				John D. Milton, Jr.
				Vice President, and Chief Financial Officer




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